UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2016

Prosperity bancshares, inc.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe Houston, Texas 77027 (Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2016, Prosperity Bancshares, Inc. (“Prosperity”) received a written letter of resignation from William H. Fagan, M.D. stating that he resigned, effective upon acceptance of such resignation by the Board of Directors of Prosperity (the “Board”), from his position on the Board. The Board accepted Dr. Fagan’s resignation on January 13, 2016. Dr. Fagan’s decision to resign from the Board was not a result of any dispute or disagreement with Prosperity on any matter relating to its operations, policies or practices.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: January 13, 2016	By: /s/ Charlotte M. Rasche
Charlotte M. Rasche Executive Vice President and General Counsel